UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[X]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material under §240.14a-12

ONCOSEC MEDICAL INCORPORATED

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

ONCOSEC MEDICAL INCORPORATED
24 N. Main Street
Pennington, NJ 08534

To the Stockholders of OncoSec Medical Incorporated:

You are cordially invited to attend a special meeting of the stockholders of OncoSec Medical Incorporated, to be held virtually on August 22, 2019, at 10:00 a.m., Eastern Time. The meeting can be accessed by visiting www.virtualshareholdermeeting.com/ONCS2019SM, where you will be able to listen to the meeting live, submit questions and vote online.

The Notice of Special Meeting of Stockholders and Proxy Statement, which describe the formal business to be conducted at the meeting, follow this letter. At the meeting, the stockholders will be asked to (i) approve an amendment to our Articles of Incorporation to increase the number of authorized shares of common stock from 16,000,000 to 45,000,000; (ii) approve an amendment to our Articles of Incorporation to authorize the Company to issue up to 5,000,000 shares of blank check preferred stock, par value $0.0001 per share, in series as determined by the Board, with such rights, privileges, preferences and limitations as the Board may, in its sole discretion, determine; (iii) approve certain amendments to our 2011 Stock Incentive Plan; and (vi) transact such other business as may properly come before the Special Meeting and any adjournment or postponement thereof.

Your vote is very important to us. Whether or not you attend the meeting, it is important that your shares be represented and voted at the meeting. As an alternative to voting at the special meeting, you may vote via the Internet, by telephone, or if you receive a paper proxy card in the mail, by mailing the completed proxy card. Voting by any of these methods will ensure your representation at the special meeting.

The Board of Directors and management look forward to seeing you at the special meeting.

Sincerely,

/s/ Daniel J. O’Connor
Daniel J. O’Connor
Chief Executive Officer and President

July 12, 2019

ONCOSEC MEDICAL INCORPORATED
24 N. Main Street
Pennington, NJ 08534
(855) 662-6732

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To the Stockholders of OncoSec Medical Incorporated:

The special meeting of stockholders of OncoSec Medical Incorporated (the “Company,” “OncoSec,” “we,” “us” or “our”) will be held virtually on August 22, 2019 at 10:00 a.m., Eastern Time, for the following purposes, which are further described in the accompanying proxy statement (the “Proxy Statement”):

(1) to approve an amendment to our Articles of Incorporation to increase the number of authorized shares of common stock from 16,000,000 to 45,000,000;

(2) to approve an amendment to our Articles of Incorporation to authorize the Company to issue up to 5,000,000 shares of blank check preferred stock, par value $0.0001 per share, in series as determined by the Board, with such rights, privileges, preferences and limitations as the Board may, in its sole discretion, determine;

(3) to approve certain amendments to our 2011 Stock Incentive Plan; and

(4) to transact such other business as may properly come before the Special Meeting and any adjournment or postponement thereof.

The Board of Directors recommends a vote “FOR” Proposals 1, 2, and 3.

Only stockholders of record at the close of business on June 26, 2019 are entitled to receive notice of and to vote at the special meeting and any adjournments or postponements thereof. On or about July 12, 2019, we expect to send our stockholders (other than those stockholders who previously requested paper delivery) a Notice of Internet Availability of Proxy Materials containing instructions on how to access the Proxy Statement. The meeting can be accessed by visiting www.virtualshareholdermeeting.com/ONCS2019SM, where you will be able to listen to the meeting live, submit questions and vote online. Whether or not you expect to attend the special meeting, please vote as promptly as possible by following the instructions in the Notice of Internet Availability of Proxy Materials or the proxy card you receive in the mail.

By order of the Board of Directors,

/s/ Daniel J. O’Connor
Daniel J. O’Connor
Chief Executive Officer and President

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD VIRTUALLY ON AUGUST 22, 2019: THE NOTICE OF THE SPECIAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT ARE AVAILABLE AT WWW.PROXYVOTE.COM.

Pennington, NJ
July 12, 2019

TABLE OF CONTENTS

Page

GENERAL INFORMATION	1
Delivery of Proxy Materials	1

QUESTIONS AND ANSWERS	2
Voting Information	8
How to Cast or Revoke Your Vote	9
Attending the Special Meeting	10
Proxy Solicitation Costs	11
Householding	11

PROPOSAL 1 APPROVAL OF AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION to increase the number of authorized shares of common stock from 16,000,000 to 45,000,000	12

PROPOSAL 2 APPROVAL OF AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO AUTHORIZE THE ISSUANCE OF UP TO 5,000,000 SHARES OF BLANK CHECK PREFERRED STOCK	13

PROPOSAL 3 APPROVAL OF certain amendments to our 2011 Stock Incentive Plan	15

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	24

EXECUTIVE COMPENSATION	26
Summary Compensation Table	26
Employment Agreements	30
Other Elements of Compensation	32

DIRECTOR COMPENSATION	33
Director Compensation Policy	33
Director Compensation Table	33

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	34

ADDITIONAL INFORMATION	35
Stockholder Proposals for Our Next Annual Meeting of Stockholders	35
Other Business at the Special Meeting	35

APPENDIX A: CERTIFICATE OF AMENDMENT TO ONCOSEC MEDICAL INCORPORATED’S ARTICLES OF INCORPORATION	A-1

APPENDIX B: FORM OF AMENDMENT TO THE 2011 EQUITY INCENTIVE PLAN OF ONCOSEC MEDICAL INCORPORATED	B-1

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ONCOSEC MEDICAL INCORPORATED
24 N. Main Street
Pennington, NJ 08534
(855) 662-6732

PROXY STATEMENT
SPECIAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

This proxy statement (“Proxy Statement”) is being furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or the “Board”) of OncoSec Medical Incorporated, a Nevada corporation (the “Company,” “OncoSec,” “we,” “us” or “our”), for use at our special meeting of stockholders (the “Special Meeting”) to be held virtually on August 22, 2019, at 10:00 a.m., Eastern Time, and at any adjournments or postponements thereof. Stockholders are being asked to vote at the Special Meeting on the following proposals: (1) to approve an amendment to our Articles of Incorporation to increase the number of authorized shares of common stock from 16,000,000 to 45,000,000; (2) to approve an amendment to our Articles of Incorporation to authorize the Company to issue up to 5,000,000 shares of blank check preferred stock, par value $0.0001 per share, in series as determined by the Board, with such rights, privileges, preferences and limitations as the Board may, in its sole discretion, determine; (3) approve certain amendments to our 2011 Stock Incentive Plan; and (4) to transact such other business as may properly come before the Special Meeting and any adjournment or postponement thereof.

This Proxy Statement summarizes the information you need to know in order to vote on these proposals in an informed manner.

Delivery of Proxy Materials

Pursuant to rules adopted by the Securities and Exchange Commission (“SEC”), we have elected to provide access on the Internet to our proxy materials, including this Proxy Statement. In addition, we will mail a full set of our proxy materials for the Special Meeting, including a proxy card, to stockholders who have previously requested paper delivery of our proxy materials. Accordingly, beginning on or about July 12, 2019, we are mailing a Notice of Internet Availability of Proxy Materials or a full set of our proxy materials, as applicable, to all of our stockholders of record and beneficial owners as of the record date for the Special Meeting. If you receive a Notice of Internet Availability of Proxy Materials, please follow the instructions in such notice regarding how to access and review the Proxy Statement and submit your proxy for the Special Meeting. If you have elected to receive a printed copy of our proxy materials by mail, please follow the instructions set forth on the proxy card you receive by mail.

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QUESTIONS AND ANSWERS

Q:	Why did I receive an “Important Notice Regarding the Availability of Proxy Materials”?

A.	In accordance with SEC rules, instead of mailing a printed copy of our proxy materials, we may send an “Important Notice Regarding the Availability of Proxy Materials” to stockholders. All stockholders will have the ability to access the proxy materials on a website referred to in the notice or to request a printed set of these materials at no charge. You will not receive a printed copy of the proxy materials unless you specifically request one from us. Instead, the notice instructs you as to how you may access and review all of the important information contained in the proxy materials via the Internet and submit your vote via the Internet.

Q:	When is the Special Meeting?

A.	The Special Meeting will be held at 10:00 a.m., Eastern Time, on August 22, 2019.

Q:	Where will the Special Meeting be held?

A.	The Special Meeting will be conducted completely online via the Internet. Stockholders may attend and participate in the meeting by visiting www.virtualshareholdermeeting.com/ONCS2019SM. To access the special meeting, you will need the 16 digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card or on your voting instruction form. We encourage you to access the meeting before the start time of 10:00 a.m., Eastern Time, on August 22, 2019. Please allow ample time for online check-in, which will begin at 9:45 a.m., Eastern Time, on August 22, 2019.

Q:	What is the purpose of the Special Meeting?

A.	At the Special Meeting, our stockholders will act upon the matters outlined in the Notice of Special Meeting of Stockholders accompanying this Proxy Statement, including the following proposals: (1) to approve an amendment to our Articles of Incorporation to increase the number of authorized shares of common stock from 16,000,000 to 45,000,000; (2) to approve an amendment to our Articles of Incorporation to authorize the Company to issue up to 5,000,000 shares of blank check preferred stock, par value $0.0001 per share, in series as determined by the Board, with such rights, privileges, preferences and limitations as the Board may, in its sole discretion, determine; (3) approve certain amendments to our 2011 Stock Incentive Plan; and (4) to transact such other business as may properly come before the Special Meeting and any adjournment or postponement thereof.

Q:	How many votes do I have?

A.	On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date.

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Q:	Who is entitled to vote at the Special Meeting?

A.	Only stockholders of record at the close of business on June 26, 2019, which we refer to as the Record Date, are entitled to receive notice of the Special Meeting and to vote the shares that they held on that date at the Special Meeting, or any adjournment or postponement thereof. As of the close of business on the Record Date, we had 10,616,740 shares of common stock outstanding. Each share of common stock entitles its holder to one vote at the Special Meeting. A list of stockholders entitled to vote at the Special Meeting, including the address of and number of shares held by each stockholder of record, will be available for your inspection beginning July 12, 2019, at our offices located at 24 N. Main Street, Pennington, NJ 08534, between the hours of 10:00 a.m. and 5:00 p.m., Eastern Time, each business day.

Stockholders of Record: Shares Registered in Your Name. If on the Record Date your shares were registered directly in your name with our transfer agent, Nevada Agency and Transfer Company, then you are a stockholder of record. As a stockholder of record, you may vote at the Special Meeting or vote by proxy. Whether or not you plan to attend the Special Meeting, we urge you to fill out and return the enclosed proxy card, to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank, Custodian or Other Nominee. If on the Record Date your shares were held in an account at a brokerage firm, bank, custodian or other nominee, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker, bank, custodian or other nominee on how to vote the shares in your account. You are also invited to attend and vote your shares at the Special Meeting.

Q:	What if I have technical difficulties or trouble accessing the virtual meeting?

A.	We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted at www.virtualshareholdermeeting.com/ONCS2019SM, or at www.proxyvote.com. Technical support will be available starting at 9:45 a.m. Eastern Time on August 22, 2019.

Q:	Why is the Special Meeting a virtual, online meeting?

A.	By conducting our Special Meeting solely online via the Internet, we eliminate many of the costs associated with a physical meeting. In addition, we anticipate that a virtual meeting will provide greater accessibility for stockholders, encourage stockholder participation from around the world, and improve our ability to communicate more effectively with our stockholders during the meeting.

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Q:	How may I vote my shares at the virtual Special Meeting?

A.	If you hold shares of OncoSec Medical Incorporated common stock as the stockholder of record, or if you are a beneficial owner and hold shares of OncoSec Medical Incorporated common stock in street name, you have the right to vote those shares at the Special Meeting. In order to vote your shares during the Special Meeting, whether you hold your shares of record or in street name, please follow the instructions at www.virtualshareholdermeeting.com/ONCS2019SM. You will need the 16 digit control number provided on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials. Even if you plan to attend the virtual Special Meeting, you should submit a proxy card or voting instruction form for your shares in advance, so that your vote will be counted if you later decide not to attend the virtual Special Meeting.

Q:	How may I vote my shares without attending the Special Meeting?

A.	Whether you hold shares directly as the stockholder of record or indirectly as the beneficial owner of shares held for you by a broker or other nominee (i.e., in “street name”), you may direct your vote without attending the Special Meeting. You may vote by granting a proxy or, for shares you hold in street name, by submitting voting instructions to your broker or nominee. In most instances, you will be able to do this by Internet, telephone or by mail. Please refer to the summary instructions below and those included on your proxy card or, for shares you hold in street name, the voting instruction card provided by your broker or nominee.

By Internet — If you have internet access, you may authorize your proxy from any location in the world as directed in our “Important Notice Regarding the Availability of Proxy Materials.” You may also access the proxy materials and voting instructions over the Internet via the web address provided on the “Important Notice Regarding the Availability of Proxy Materials.” To access the materials and to submit your proxy or voting instructions, you will need the 16 digit control number provided on the Notice you received in the mail. You may submit your proxy or voting instructions by following the instructions on the Notice or on the proxy voting website.

By Telephone — If you are calling from the United States or Canada, you may authorize your proxy by following the “By Telephone” instructions on the proxy card or, if applicable, the telephone voting instructions that may be described on the voting instruction card sent to you by your broker or nominee.

By Mail — You may authorize your proxy by signing your proxy card and mailing it in the enclosed, postage-prepaid and addressed envelope. For shares you hold in street name, you may sign the voting instruction card included by your broker or nominee and mail it in the envelope provided.

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Q:	What is a proxy?

A.	A proxy is a person you appoint to vote your shares of our common stock on your behalf. If you are unable to attend the Special Meeting, our Board of Directors is seeking your appointment of a proxy so that your shares of our common stock may be voted. If you vote by proxy, you will be designating Daniel J. O’Connor, our President and Chief Executive Officer, and Sara M. Bonstein, our Chief Financial Officer, Chief Operating Officer and Corporate Secretary, as your proxies. Mr. O’Connor and/or Ms. Bonstein may act on your behalf and have the authority to appoint a substitute to act as your proxy.

Q:	How will my shares be voted if I vote by proxy?

A.	Your proxy will be voted according to the instructions you provide. If you complete and submit your proxy but do not otherwise provide instructions on how to vote your shares, your shares will be voted (i) “FOR” the approval of an amendment to our Articles of Incorporation to increase the number of authorized shares of Common Stock from 16,000,000 to 45,000,000, (ii) “FOR” the approval of an amendment to our Articles of Incorporation to authorize the issuance of up to 5,000,000 shares of blank check preferred stock, and (iii) “FOR” the approval of certain amendments to our 2011 Stock Incentive Plan. Presently, our Board of Directors does not know of any other matter that may come before the Special Meeting. However, your proxies are authorized to vote on your behalf, using their discretion, on any other business that properly comes before the Special Meeting.

Q:	Can I change my vote after I return my proxy card?

A.	Yes. You may revoke your proxy at any time before the final vote at the Special Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

You may send a written notice that you are revoking your proxy to our Corporate Secretary, Sara M. Bonstein, at 24 N. Main Street Pennington, NJ 08534 (so long as we receive such notice no later than the close of business on the day before the Special Meeting);

You may submit a later dated proxy card or voting again via the Internet as described in the “Important Notice Regarding the Availability of Proxy Materials”; or

You may attend the Special Meeting by following the instructions at www.virtualshareholdermeeting.com/ONCS2019SM. To vote, you will need the 16 digit control number provided on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials. Simply attending the Special Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker, bank, custodian or other nominee, you should follow the instructions provided by such broker, bank, custodian or other nominee.

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Q:	Is my vote confidential?

A.	Yes. All votes remain confidential, unless you provide otherwise.

Q:	How are votes counted?

A.	Before the Special Meeting, our Board of Directors will appoint one or more inspectors of election for the meeting. The inspector(s) will determine the number of shares represented at the Special Meeting, the existence of a quorum and the validity and effect of proxies. The inspector(s) will also receive, count, and tabulate ballots and votes and determine the results of the voting on each matter that comes before the Special Meeting.

Abstentions and votes withheld, and shares represented by proxies reflecting abstentions or votes withheld, will be treated as present for purposes of determining the existence of a quorum at the Special Meeting. They will not be considered as votes “for” or “against” any matter for which the stockholder has indicated their intention to abstain or withhold their vote. Broker non-votes occur when shares are held indirectly through a broker, bank or other intermediary on behalf of a beneficial owner (referred to as held in “street name”) and the broker submits a proxy but does not vote for a matter because the broker has not received voting instructions from the beneficial owner and (i) the broker does not have discretionary voting authority on the matter or (ii) the broker chooses not to vote on a matter for which it has discretionary voting authority. Under the rules of the New York Stock Exchange, which govern voting matters at the Special Meeting, brokers are permitted to exercise discretionary voting authority only on “routine” matters when voting instructions have not been timely received from a beneficial owner.

The approval of an amendment to our Articles of Incorporation to increase our authorized common stock from 16,000,000 to 45,000,000 shares is considered to be a “routine” matter. Brokers that hold your shares therefore have discretionary authority to vote your shares on this matter unless they receive instructions from you on those matters.

Q:	What constitutes a quorum at the Special Meeting?

A.	In accordance with Nevada law (the law under which we are incorporated) and our bylaws, the presence at the Special Meeting, by proxy or in person, of the holders of a majority of the shares of our common stock issued, outstanding, and entitled to vote on the Record Date constitutes a quorum, thereby permitting the stockholders to conduct business at the Special Meeting. Abstentions, votes withheld, and broker or nominee non-votes will be included in the calculation of the number of shares considered present at the Special Meeting for purposes of determining the existence of a quorum.

If a quorum is not present at the Special Meeting, a majority of the stockholders present in person and by proxy may adjourn the meeting to another date. If an adjournment is for more than 30 days or a new record date is fixed for the adjourned meeting by our Board of Directors, we will provide notice of the adjourned meeting to each stockholder of record entitled to vote at the adjourned meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the originally called meeting.

Q:	What vote is required to approve an amendment to our Articles of Incorporation to increase the number of authorized shares of common stock from 16,000,000 to 45,000,000?

A.	The affirmative vote of a majority of the common shares outstanding is required to approve the amendment to our Articles of Incorporation to increase the number of authorized shares of Common Stock from 16,000,000 to 45,000,000. The effect of an abstention or a broker non-vote, if any, is the same as that of a vote against the proposal, as this is a “routine” matter (see “How are Votes Counted?” above).

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Q:	What vote is required to authorize our Board, in its discretion, to amend the Articles of Incorporation to authorize the issuance of up to 5,000,000 shares of blank check preferred stock, par value $0.0001 per share, in series as determined by the Board, with such rights, privileges, preferences and limitations as the Board may, in its sole discretion, determine?

A.	The affirmative vote of a majority of the common shares outstanding is required to approve the amendment to our Articles of Incorporation to authorize the Company to issue up to 5,000,000 shares of blank check preferred stock, par value $0.0001 per share, in series as determined by the Board, with such rights, privileges, preferences and limitations as the Board of Directors may, in its sole discretion, determine. Abstentions and votes withheld and broker or nominee non-votes (and shares represented by proxies reflecting broker or nominee non-votes) will have the same effect as a negative vote.

Q:	What vote is required to approve certain amendments to our 2011 Stock Incentive Plan?

A.	This proposal will be approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action. Abstentions and broker non-votes are not counted as votes cast and therefore will have no impact on the outcome of the vote.

Q:	How can I find out the results of the voting at the Special Meeting?

A.	We will announce preliminary voting results at the Special Meeting. We will also disclose voting results on a Form 8-K filed with the SEC, within four business days after the Special Meeting.

Q:	Who is paying for this proxy solicitation?

A.	We will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials and soliciting votes. If you choose to vote over the Internet, you are responsible for internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. In addition to the mailing of these proxy materials, we have retained Morrow Sodali LLC, a proxy solicitation firm, to solicit proxies in connection with the Special Meeting at a cost of $10,000, plus out-of-pocket expenses. Proxies may be solicited by mail, personal interview, email, telephone, facsimile or via the Internet by Morrow Sodali LLC or, without additional compensation, by certain of our directors, officers and employees.

Q:	How can I obtain a copy of our annual report on Form 10-K?

A.	We have filed our annual report on Form 10-K for the fiscal year ended July 31, 2018, with the SEC. You may obtain, free of charge, a copy of our annual report on Form 10-K, including financial statements and exhibits, by writing to our Corporate Secretary, Sara M. Bonstein. Upon request, we will also furnish any exhibits to the annual report on Form 10-K as filed with the SEC.

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Important Notice Regarding the Availability of Proxy Materials for the
Virtual Special Meeting of Stockholders to Be Held on August 22, 2019

The Notice of Special Meeting of Stockholders and this Proxy Statement are available at www.proxyvote.com.

You are encouraged to access and review all of the important information contained in the proxy materials before voting.

Note Regarding Reverse Stock Split

Effective as of 5:00 p.m., Eastern Time, on May 20, 2019, we filed an amendment to our Articles of Incorporation with the Secretary of State of the State of Nevada to effect a 1 for 10 reverse split of our authorized and outstanding common stock. All applicable share and per share amounts reflected in this Proxy Statement have been adjusted to reflect the reverse stock split, unless otherwise specified.

Voting Information

Effect of Not Providing Voting Instructions; Broker Non-Votes

If you are a stockholder of record and you submit a valid proxy that is not revoked before your shares are voted at the Special Meeting and that does not provide voting instructions with respect to your shares, all shares represented by your proxy will be voted in accordance with the recommendation of the Board of Directors on each proposal to be presented at the Special Meeting, as described in this Proxy Statement.

If you hold your shares in “street name” (that is, your shares are held by a broker or other nominee on your behalf as the beneficial owner, but are not held of record in your name), it is critical that you provide voting instructions to your broker or other nominee if you want your vote to count on Proposal 2 (approval of an amendment to our Articles of Incorporation) and Proposal 3 (approval of certain amendments to our 2011 Stock Incentive Plan). These proposals constitute “non-routine” matters on which a broker or other nominee is not entitled to vote shares held for a beneficial owner without receiving specific voting instructions from the beneficial owner. As a result, if you hold your shares in street name and you do not instruct your broker on how to vote on Proposal 2, this will have the same effect as a negative vote. Additionally, if you hold your shares in street name and you do not instruct your broker on how to vote on Proposal 3, no vote will be cast on these proposals on your behalf and a “broker non-vote” will occur. Your broker or other nominee will have discretion to vote uninstructed shares on Proposal 1 (approval of an amendment to our Articles of Incorporation) because this proposal constitutes a “routine” matter on which a broker or other nominee is entitled to vote shares held for a beneficial owner even without receiving voting instructions from the beneficial owner.

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Tabulation of Votes

The inspector of elections of the Special Meeting will tabulate the votes of our stockholders. All shares entitled to vote and represented by properly submitted proxies (including those submitted via the Internet, by telephone and by mail) that are received before the voting deadlines described under “How to Cast or Revoke Your Vote—Voting Deadlines” below and are not revoked or superseded will be voted at the Special Meeting in accordance with the instructions indicated on the proxies. If such a properly submitted and unrevoked proxy does not provide voting instructions on a proposal, then the shares represented by the proxy will be voted on the proposal at the Special Meeting by the proxy holders named in the proxy in accordance with the recommendations of our Board as described in this Proxy Statement. If the Special Meeting is adjourned or postponed, properly submitted and unrevoked proxies will remain effective and will be voted at the adjourned or postponed Special Meeting, and stockholders will retain the right to change or revoke any such proxy until it is actually voted at the adjourned or postponed Special Meeting.

How to Cast or Revoke Your Vote

Stockholders of Record

You are a stockholder of record if your shares are registered directly in your name with Nevada Agency and Transfer Company, our transfer agent. If you were a stockholder of record at the close of business on the Record Date for the Special Meeting, you may vote by submitting your proxy via the Internet, by telephone or through the mail. To vote via the Internet, follow the instructions in the Notice of Internet Availability of Proxy Materials or go to the internet address stated on your proxy card. To vote by telephone, call the number stated on your proxy card. If you have received a proxy card in the mail and wish to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-prepaid envelope. If you have received a proxy card in the mail and wish to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-prepaid envelope. If you do not have the postage-prepaid envelope, please mail your completed proxy card to the following address: OncoSec Medical Incorporated, c/o Proxy Services, 51 Mercedes Way, Edgewood, New York 11717. If you receive only the Notice of Internet Availability of Proxy Materials and would like to vote by mail, follow the procedures described in such notice to request a paper proxy card to submit your vote by mail.

As a stockholder of record, you are entitled to revoke your proxy at any time before it is voted at the Special Meeting. A proxy may be revoked by submitting a later-dated vote at the Special Meeting, via the Internet, by telephone or by mail, or by delivering to us a written notice of revocation. A later-dated proxy may be submitted by any of the voting methods described above, and a written notice of revocation may be sent to OncoSec Medical Incorporated, 24 N. Main Street, Pennington, NJ 08534, or hand-delivered to our Secretary at or before the voting at the Special Meeting.

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Beneficial Owners

You are a beneficial owner of shares held in street name if your shares are held by a broker or other nominee and not in your name. As a beneficial owner, you have the right to direct your broker or other nominee on how to vote the shares held in your account as of the Record Date for the Special Meeting. You should receive voting instructions from the broker or other nominee that holds your shares, and you should follow these instructions in order to direct your broker or other nominee on how to vote your shares. The availability of various voting methods for beneficial owners, including voting via the Internet, by telephone or by mail, will depend on the voting processes of each broker or other nominee. If you are a beneficial owner of shares held in street name, you may vote your shares at the Special Meeting only if you obtain a legal proxy from the broker or other nominee holding your shares that gives you the right to vote the shares.

Beneficial owners of shares held in street name should follow the instructions provided by their broker or other nominee regarding how to revoke a previously submitted proxy.

Voting Deadlines

The Internet and telephone voting facilities will close at 11:59 p.m., Eastern Time, on August 21, 2019, the day before the Special Meeting. Stockholders may also vote by attending the Special Meeting and voting their shares during the meeting. Stockholders who submit a proxy via the Internet should be aware that they may incur costs to access the Internet, such as usage charges from telephone companies or internet service providers, and that these costs must be borne by such stockholders. Stockholders who submit a proxy via the Internet or by telephone need not return a proxy card or the form provided by your broker or other nominee.

YOUR VOTE IS VERY IMPORTANT!

We recommend that you promptly submit your proxy, even if you plan to attend the virtual Special Meeting.

Attending the Special Meeting

All stockholders that owned our common stock at the close of business on the Record Date for the Special Meeting, or their duly appointed proxies, may attend the virtual Special Meeting. Whether or not you plan to attend our virtual Special Meeting, we encourage you to submit your proxy or voting instructions as soon as possible. Submitting your vote prior to the Special Meeting will not affect your right to vote at the Special Meeting if you decide to attend; however, your attendance at the Special Meeting after having submitted a valid proxy will not in and of itself constitute a revocation of your proxy. You will be able to revoke a previously submitted proxy at the Special Meeting, by visiting www.virtualshareholdermeeting.com/ONCS2019SM, where you will be able to listen to the meeting live, submit questions and vote online.

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Proxy Solicitation Costs

The accompanying proxy is solicited on behalf of the Board. We will pay for the cost of preparing, assembling, printing and mailing the proxy materials for the Special Meeting to our stockholders, as well as the cost of soliciting proxies for the Special Meeting. We may request brokers and other nominees holding shares in their names that are beneficially owned by others to solicit proxies for the Special Meeting from these beneficial owners, and we will reimburse these brokers and other nominees for their reasonable out-of-pocket expenses regarding these solicitations. Additionally, we have retained Morrow Sodali LLC, a proxy solicitation firm, to solicit proxies in connection with the Special Meeting at a cost of $10,000, plus out-of-pocket expenses. Proxies may be solicited by mail, personal interview, email, telephone, facsimile or via the Internet by Morrow Sodali LLC or, without additional compensation, by certain of our directors, officers and employees.

Householding

The SEC has adopted rules that allow a company to deliver a single set of proxy materials, including a Notice of Internet Availability of Proxy Materials, and/or a complete copy of the proxy statement and proxy card to multiple stockholders who share the same address, unless contrary instructions have been received from a stockholder. This method of delivery, known as “householding,” permits companies to realize cost savings, reduces the amount of duplicate information stockholders receive and reduces the environmental impact of printing and mailing these materials to stockholders. We have adopted householding for the Special Meeting, and as a result, stockholders sharing an address will receive only one copy of our proxy materials. Upon our receipt of a written or oral request, we will deliver promptly, at no charge, a separate copy of the proxy materials for the Special Meeting to any stockholder at a shared address to which we have delivered a single copy of these materials. In addition, stockholders who share an address and receive a single copy of our proxy materials for the Special Meeting may submit a request to receive multiple copies of these materials for future special and annual meetings of our stockholders, and stockholders who share an address and receive multiple copies of our proxy materials for the Special Meeting may request to receive a single copy of these materials for our future meetings of stockholders. Any such requests should be directed to Broadridge Financial Solutions, Inc. “Broadridge”, either by calling (866) 540-7095, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.

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PROPOSAL 1
APPROVAL OF AMENDMENT TO THE COMPANY’S ARTICLES OF
INCORPORATION to increase the number of authorized shares of common stock from 16,000,000 to 45,000,000

General

Our Articles of Incorporation currently authorize us to issue 16,000,000 shares of common stock, par value $0.0001 per share. Our Board of Directors has approved, and is seeking stockholder approval of, an amendment to our Articles (the “Amendment”) to increase the number of shares of common stock authorized for issuance by 29,000,000 shares, bringing the total number of authorized shares of common stock to 45,000,000 shares.

If the Amendment is approved by our stockholders, we intend to file the Amendment with the Secretary of State of Nevada, substantially in the form of Appendix A hereto, with the Secretary of State of Nevada as soon as practicable following the approval.

The Amendment is not intended to modify the rights of existing stockholders in any material respect. The additional shares of common stock to be authorized pursuant to the Amendment would have rights identical to the currently outstanding common stock of the Company. Our stockholders do not currently have any preemptive or similar rights to subscribe for or purchase any additional shares of common stock that may be issued in the future, and therefore, future issuances of common stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of the existing stockholders.

The Board of Directors has unanimously determined that the Amendment is advisable and in the best interests of the Company and our stockholders, and recommends that our stockholders approve the Amendment.

Reasons for Increase

The Board of Directors believes that it is prudent to increase the authorized number of shares of common stock in order to maintain a reserve of shares available for immediate issuance to meet business needs, such as a strategic acquisition opportunity or equity offering, promptly as they arise. The Board of Directors believes that maintaining such a reserve will save time and money in responding to future events requiring the issuance of additional shares of common stock, such as strategic acquisitions or future equity offerings.

All authorized but unissued shares of common stock will be available for issuance from time to time for any proper purpose approved by the Board of Directors (including issuances in connection with issuances to raise capital, effect acquisitions or stock-based employee benefit plans), without further vote of the stockholders, except as required under applicable law or the Nasdaq Marketplace Rules. There are currently no arrangements, agreements or understandings for the issuance of the additional shares of authorized common stock except for issuances in the ordinary course of business. The Board of Directors does not presently intend to seek further stockholder approval of any particular issuance of shares unless such approval is required by law or the Nasdaq Marketplace Rules.

The Board of Directors recommends that you vote “FOR” approval of the amendment to our Articles of Incorporation to increase the number of authorized shares of common stock from 16,000,000 to 45,000,000.

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PROPOSAL 2
APPROVAL OF AMENDMENT TO THE COMPANY’S ARTICLES OF
INCORPORATION TO AUTHORIZE THE ISSUANCE OF UP TO 5,000,000 SHARES
OF BLANK CHECK PREFERRED STOCK

General

Our Board has approved, subject to stockholder approval, an amendment to our Articles of Incorporation to authorize the issuance of 5,000,000 shares of blank check Preferred Stock (the “Blank Check Preferred Amendment”).

If the Blank Check Preferred Amendment is approved by our stockholders, we intend to file the Blank Check Preferred Amendment with the Secretary of State of Nevada, substantially in the form of Appendix B hereto, with the Secretary of State of Nevada as soon as practicable following the approval.

Outstanding Shares and Purpose of the Proposal

Our Articles of Incorporation currently do not authorize us to issue preferred stock. Upon filing with the Nevada Secretary of State, the Blank Check Preferred Amendment will authorize the issuance of up to 5,000,000 shares of preferred stock, $0.0001 par value. The Board of Directors will be authorized to fix the designations, rights, preferences, powers and limitations of each series of the preferred stock.

The term “blank check” preferred stock refers to stock which gives the Board of Directors of a corporation the flexibility to create one or more series of preferred stock, from time to time, and to determine the relative rights, preferences, powers and limitations of each series, including, without limitation: (i) the number of shares in each series, (ii) whether a series will bear dividends and whether dividends will be cumulative, (iii) the dividend rate and the dates of dividend payments, (iv) liquidation preferences and prices, (v) terms of redemption, including timing, rates and prices, (vi) conversion rights, (vii) any sinking fund requirements, (viii) any restrictions on the issuance of additional shares of any class or series, (ix) any voting rights and (x) any other relative, participating, optional or other special rights, preferences, powers, qualifications, limitations or restrictions. Any issuances of preferred stock by the Company will need to be approved by the Board of Directors.

Effects of Blank Check Preferred Amendment on Current Stockholders

The shares of preferred stock to be authorized pursuant to the Blank Check Preferred Amendment could be issued, at the discretion of the Board, for any proper corporate purpose, without further action by the stockholders other than as may be required by applicable law. The Company does not currently have any plan or proposal to issue any shares of preferred stock. Existing stockholders do not have preemptive rights with respect to future issuance of preferred stock by the Company and their interest in the Company could be diluted by such issuance with respect to earnings per share, voting, liquidation rights and book and market value.

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The Board of Directors will have the power to issue the shares of preferred stock in one or more classes or series with such preferences and voting rights as the Board of Directors may fix in the resolution providing for the issuance of such shares. The issuance of shares of preferred stock could affect the relative rights of the Company’s shares of common stock. Depending upon the exact terms, limitations and relative rights and preferences, if any, of the shares of preferred stock as determined by the Board of Directors at the time of issuance, the holders of shares of preferred stock may be entitled to a higher dividend rate than that paid on the common stock, a prior claim on funds available for the payment of dividends, a fixed preferential payment in the event of liquidation and dissolution of the Company, redemption rights, rights to convert their shares of preferred stock into shares of common stock, and voting rights which would tend to dilute the voting control of the Company by the holders of shares of common stock. Depending on the particular terms of any series of the preferred stock, holders thereof may have significant voting rights and the right to representation on the Company’s Board of Directors. In addition, the approval of the holders of shares of preferred stock, voting as a class or as a series, may be required for the taking of certain corporate actions, such as mergers.

The issuance of shares of preferred stock may have the effect of discouraging or thwarting persons seeking to take control of the Company through a tender offer, proxy fight or otherwise or seeking to bring about removal of incumbent management or a corporate transaction such as a merger. For example, the issuance of shares of preferred stock in a public or private sale, merger or in a similar transaction may, depending on the terms of the series of preferred stock dilute the interest of a party seeking to take over the Company. Further, the authorized preferred stock could be used by the Board of Directors for adoption of a stockholder rights plan or “poison pill.”

The Blank Check Preferred Amendment was not proposed in response to, or for the purpose of deterring, any current effort by a hostile bidder to obtain control of the Company or as an anti-takeover measure. It should be noted that any action taken by the Company to discourage an attempt to acquire control of the Company might result in stockholders not being able to participate in any possible premiums which might be obtained in the absence of anti-takeover provisions. Any transaction which may be so discouraged or avoided could be a transaction that the Company’s stockholders might consider to be in their best interests. However, the Board of Directors has a fiduciary duty to act in the best interests of the Company’s stockholders at all times.

The Board of Directors recommends that you vote “FOR” approval of the amendment to our Articles of Incorporation to provide the Board of Directors with the ability to issue 5,000,000 shares of blank check preferred stock.

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PROPOSAL 3
APPROVAL OF certain amendments to our 2011 Stock Incentive Plan

General

On July [__], 2019, the Board approved, subject to and contingent on stockholder approval at the Special Meeting, amendments to the OncoSec Medical Incorporated 2011 Incentive Plan (the “2011 Plan”) to (i) increase the number of shares authorized under the 2011 Plan by [__], and (ii) amend the provision in the 2011 Plan that provides for certain annual and automatic increases in the shares of our common stock reserved for issuance thereunder.

The 2011 Plan was originally approved by our stockholders at the annual meeting of stockholders on March 2, 2012. On January 9, 2018, our stockholders approved an amendment and restatement of the 2011 Plan. Under this Proposal 3, we are asking stockholders to approve certain amendments to the 2011 Plan to (i) increase the number of shares authorized under the Plan by [__] (from 750,000 shares to [__] shares), and (ii) to approve an amendment to the 2011 Plan to increase a limit on annual and automatic increases in the number of shares of our common stock reserved for issuance thereunder (the “Annual Share Increase Amendment”). Except for the proposed increase in the number of shares authorized under the 2011 Plan, and the Annual Share Increase Amendment, both of which are subject to stockholder approval at the Special Meeting, the 2011 Plan as previously approved by our stockholders in 2018 shall remain in full force and effect.

As of June 26, 2019, there were approximately 660,000 shares of our common stock subject to outstanding awards under the 2011 Plan. As of such date, there were approximately 130,000 shares of our common stock reserved and available for future awards under the 2011 Plan. The Compensation Committee believes the number of shares currently available under the 2011 Plan will not be sufficient to make the grants it believes will be needed to provide adequate long-term equity incentives to our key employees. Approval of the amendment to the 2011 Plan to increase the number of shares authorized under the 2011 Plan by [__] and the Annual Share Increase Amendment will enable the Company to continue making equity compensation grants that serve as incentives to recruit and retain key employees and to continue aligning the interests of its employees with stockholders.

Equity-based compensation is an important element in our compensation program. Equity compensation aligns the interests of our management and key employees with the interests of our stockholders, links pay to performance, and provides a strong incentive to our executives and key employees to join our Company and to remain as we continue to move towards commercialization of our products. Importantly, equity compensation allows us to conserve our crucial cash resources while still being able to attract high quality employees and competitively compensate our experienced management team. The increase in the number of shares authorized under the 2011 Plan and the Annual Share Increase Amendment is intended to ensure that we have enough shares available under the plan to properly reward and provide incentive for key employees who are responsible for the long-term success of the Company. If we are not able to grant equity awards, we risk losing our executives and key employees to our competition, which would be disruptive and detrimental to our goals and, ultimately, to our stockholders.

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A summary of the 2011 Plan is set forth below. This summary is qualified in its entirety by the full text of the 2011 Plan (as previously amended and restated), which is filed as Annex A to the Company’s proxy statement for the 2017 Annual Meeting of Stockholders. A copy of the proposed amendment increasing the number of shares authorized under the Plan by [__], and including the Annual Share Increase Amendment is attached to this proxy statement as Appendix B.

Description of the Proposed Amendments to the 2011 Plan

The amendments to the 2011 Plan will only become effective if approved by our stockholders. If this Proposal 3 is approved, the following amendments will be made, which are designed to ensure the continued viability of the 2011 Plan and which the Board believes is aligned with the best interests of our stockholders:

Stock Subject to the 2011 Plan

The 2011 Plan currently provides that the maximum aggregate number of shares which may be issued pursuant to all awards under the 2011 Plan is seven hundred and fifty thousand (750,000) shares. The proposed amendment to the 2011 Plan would increase the number of shares authorized under the Plan by [__] (from 750,000 shares to [__] shares). In addition, the 2011 Plan currently provides that the number of shares available for issuance under the 2011 Plan automatically increases on the first business day of each calendar year, by the lesser of (i) 3% of the shares of common stock outstanding as of the last day of the immediately preceding calendar year, (ii) 100,000 shares, and (iii) such lesser number of shares as may be determined by the Board. The proposed amendment to the 2011 Plan would provide that the number of shares available for issuance will be automatically increased by 1,000,000 shares per year. If the Company’s stockholders do not approve this Proposal 3 at the Special Meeting, the current 2011 Plan will continue in its current form and we will continue to grant equity awards under the 2011 Plan in accordance with the terms thereof.

Key Data Relating to Outstanding Equity Awards and Shares Available

The proposed amendment will only become effective if approved by our stockholders. The following table provides information about outstanding awards and shares available for future awards under the 2011 Plan as of June 26, 2019 (without giving effect to approval of the proposed amendments under this Proposal 3):

Awards Outstanding under the 2011 Plan	As of June 26, 2019
Total outstanding stock options	574,284
Weighted-average exercise price of outstanding stock options	$13.13
Weighted-average remaining life of outstanding stock options (in years)	8.4

Total shares subject to outstanding unvested restricted stock unit awards	87,823
Total shares available for future grant	130,459

Common Stock outstanding as of June 26, 2019	10,616,740
Market price of Common Stock as of June 26, 2019	2.50

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Summary of the 2011 Plan

Eligibility

Awards other than incentive stock options may be granted to employees, directors and consultants. Incentive stock options may be granted only to employees of the Company or a parent or a subsidiary of the Company. An employee, director or consultant who has been granted an award may, if otherwise eligible, be granted additional awards. Awards may be granted to such employees, directors or consultants who are residing in non-U.S. jurisdictions as the Plan Administrator may determine from time to time. Because the 2011 Plan provides for broad discretion in selecting which eligible persons will participate and in granting awards, the total number of persons who will actually participate in the 2011 Plan and the benefits that will be provided to the participants cannot be determined at this time. The 2011 Plan permits the grant of incentive awards to employees, officers, non-employee directors, and consultants of the Company and its affiliates as selected by the Compensation Committee. As of June 26, 2019, approximately 40 employees and six non-employee directors would be eligible to participate in the 2011 Incentive Plan.

Administration

The 2011 Plan is administered, at the Company’s expense, by the Board or a committee designated by the Board, and is currently being administered by the Compensation Committee of the Board (the “Plan Administrator”). The Plan Administrator has the authority, in its discretion, to select employees, consultants and directors to whom awards may be granted from time to time; to determine whether and to what extent awards are granted; to determine the number of shares or the amount of other consideration to be covered by each award (subject to the limitations set forth below); to approve award agreements for use under the 2011 Plan; to determine the terms and conditions of any award (including, without limitation, vesting schedules, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment, payment contingencies and satisfaction of any performance criteria), to amend the terms of any outstanding award granted under the 2011 Plan; to construe and interpret the terms of the 2011 Plan and awards granted under the 2011 Plan; to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable non-U.S. jurisdictions; and to take such other action not inconsistent with the terms of the 2011 Plan, in each case, as the Plan Administrator deems appropriate.

All questions of interpretation or application of the 2011 Plan are determined in the sole discretion of the Plan Administrator, and its decisions are final, conclusive, and binding upon all persons. With respect to grants to officers and directors, the Compensation Committee shall be constituted in such a manner as to satisfy applicable laws, including Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

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Share Reserve

Currently, 750,000 shares of the Company’s common stock are authorized for issuance under the 2011 Plan. The proposed amendment to the 2011 Plan under this Proposal 3 would increase the number of shares authorized for issuance under the 2011 Plan to [__]. In addition, the 2011 Plan provides for an automatic increase in the number of shares available for grant under the 2011 Plan on the first business day of each calendar year by a number equal to the less of (i) three percent (3%) of the number of shares of the Company’s common stock outstanding as of the last day of the immediately preceding calendar year, (ii) 100,000 shares, and (iii) such lesser number of shares as may be determined by the Board. The proposed amendment to the 2011 Plan would also increase the limit in (ii) of the preceding sentence to 1,000,000 shares.

The number of shares available under the 2011 Plan is subject to adjustment in the event of a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification of shares or other similar transaction affecting the shares, or any other transaction affecting the shares, including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization or a liquidation (whether partial or complete). Effective as of 5:00 p.m., Eastern Time, on May 20, 2019, we filed an amendment to our Articles of Incorporation with the Secretary of State of the State of Nevada to effect a 1 for 10 reverse split of our authorized and outstanding common stock. All applicable share and per share amounts reflected in this proxy statement have been adjusted to reflect the reverse stock split, unless otherwise specified.

Any shares covered by an award which is forfeited, canceled or expires (whether voluntary or involuntary) shall be deemed not to have been issued for purposes of determining the maximum number of shares that may be issued under the 2011 Plan. Shares that actually have been issued under the 2011 Plan pursuant to an award shall not be returned to the 2011 Plan and shall not become available for future issuance under the 2011 Plan, except that if unvested shares are forfeited, repurchased by the Company at the lower of their original purchase price or their fair market value at the time of repurchase, such shares shall become available for future grant under the 2011 Plan. To the extent not prohibited by the listing requirements of the NASDAQ Capital Market (“NASDAQ”) or applicable law, shares tendered or withheld in payment of an award exercise or purchase price and shares withheld by the Company to pay any tax withholding obligation shall be returned to the 2011 Plan and shall become available for future issuance under the 2011 Plan, unless otherwise determined by the Plan Administrator.

Types of Awards

The Plan Administrator is authorized under the 2011 Plan to award any type of arrangement to an employee, director or consultant that is not inconsistent with the provisions of the 2011 Plan and that by its terms involves or might involve the issuance of (i) shares of common stock, (ii) cash, or (iii) an option, a stock appreciation right (a “SAR”), or a similar right with a fixed or variable price related to the fair market value of the shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions. Such awards include, without limitation, options, SARs, sales or bonuses of restricted stock, restricted stock units or dividend equivalent rights (collectively, “awards”), and an award may consist of one such security or benefit, or two or more of them in any combination or alternative.

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Terms and Conditions of Awards

Incentive stock options may be granted only to employees. Awards other than incentive stock options may be granted to our employees, consultants and directors and those of the Company’s related entities, including such employees, consultants or directors who are residing in non-U.S. jurisdictions as the Plan Administrator may determine from time to time. Each award granted under the 2011 Plan shall be designated in an award agreement. To the extent the aggregate fair market value of the shares subject to stock options designated as incentive stock options that become exercisable for the first time by a participant during any calendar year exceeds $100,000, such excess stock options shall be treated as non-qualified stock options.

Awards may be granted subject to vesting schedules and restrictions on transfer and repurchase or forfeiture rights in favor of the Company as specified in the award agreements to be issued under the 2011 Plan. Incentive stock options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the participant only by the participant. However, the 2011 Plan permits the designation of beneficiaries by holders of awards, including incentive stock options. Other awards shall be transferable by will and by the laws of descent and distribution and during the lifetime of the participant, to the extent and in the manner authorized by the Plan Administrator.

The term of any award granted under the 2011 Plan will be stated in the applicable award agreement, provided that the term of an incentive stock option may not exceed 10 years (or five years in the case of an incentive stock option granted to any employee who owns stock representing more than 10% of the combined voting power of the Company or its parent or subsidiary). Notwithstanding the foregoing, the term of an award shall not include any period for which the participant has elected to defer the receipt of the shares or cash issuable pursuant to the award under any deferral program the Plan Administrator may establish in its discretion.

The 2011 Plan authorizes the Plan Administrator to grant incentive stock options at an exercise price not less than 100% of the fair market value of our common stock on the date the stock option is granted (or 110%, in the case of an incentive stock option granted to any employee who owns stock representing more than 10% of the combined voting power of the Company or a parent or subsidiary). In the case of non-qualified stock options, SARs, and awards intended to qualify as performance-based compensation, the exercise price, base appreciation amount or purchase price (as applicable) shall be not less than 100% of the fair market value per share on the date of grant. In the case of all other awards granted under the 2011 Plan, the exercise or purchase price shall be determined by the Plan Administrator. The method of payment of the exercise or purchase price shall be determined by the Plan Administrator. The Plan Administrator, in its discretion, may accept the following, individually or in combination, and in addition to any other types of consideration: cash; check; shares; or with respect to stock options, payment through a broker-dealer sale and remittance procedure or a “net exercise.”

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Under the 2011 Plan, the Plan Administrator may establish one or more programs to permit selected participants the opportunity to elect to defer receipt of consideration payable under an award. The Plan Administrator also may establish separate programs for the grant of particular forms of awards to one or more classes of participants.

Amendment, Suspension and Termination

The Board may at any time amend, suspend, or terminate the 2011 Plan; provided, however, that no such amendment shall be made without the approval of the Company’s stockholders if such amendment would require stockholder approval under Section 422 of the Code or any other applicable law or regulation. Any amendment, suspension or termination of the 2011 Plan may not adversely affect the rights of any participant under an outstanding award (unless such participant’s written consent is obtained). Notwithstanding the foregoing, the reduction or increase of the exercise price of any stock option or the base appreciation amount of a SAR and the canceling of any stock option or SAR at a time when its exercise price or base appreciation amount exceeds the fair market value of the underlying shares in exchange for another award shall not be subject to stockholder approval.

Certain Adjustments

Subject to any required action by the stockholders of the Company, the number of shares covered by outstanding awards, the number of shares that have been authorized for issuance under the 2011 Plan but as to which no awards have been granted or which have been returned to the 2011 Plan, the exercise or purchase price of each outstanding award, the maximum number of shares with respect to which awards may be granted to any participant in any calendar year, and the like, shall be proportionally adjusted by the Plan Administrator in the event of (i) any increase or decrease in the number of issued shares resulting from a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification or similar transaction affecting the shares; (ii) any other increase or decrease in the number of issued shares effected without receipt of consideration by the Company; or (iii) any other transaction with respect to the Company’s common stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete), distribution of cash or other assets to stockholders other than a normal cash dividend, or any similar transaction; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” In the event of any distribution of cash or other assets to stockholders other than a normal cash dividend, the Plan Administrator may also substitute, exchange or grant awards to effect such adjustment. Any such adjustments shall be made by the Plan Administrator and its determination shall be final, binding and conclusive.

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Change in Control

Except as otherwise stipulated in an award agreement and irrespective of whether an award is assumed or replaced, in the event of a change in control of the Company, the 2011 Plan provides for the automatic vesting and exercisability, and the lapsing of all other restrictions, including vesting restrictions, of all unvested awards. Any performance criteria relevant to such awards shall be deemed to have been achieved at the target performance level. The Plan Administrator may provide that awards that remain outstanding after vesting will be assumed or replaced in connection with the change in control. The Plan Administrator may also provide for the cashing out of outstanding and vested options and SARs based upon the per-share consideration being paid in connection with the change in control, less the applicable exercise price or base amount.

Under the 2011 Plan, “change in control” refers to a change in ownership or control of the Company effected through any of the following transactions: (i) a person or group’s direct or indirect acquisition of shares representing more than 50% of the total combined voting power of the Company’s outstanding securities; (ii) a change in the majority of the Company’s board members within 12 months by reason of one or more contested elections; (iii) the consummation of a corporate transaction such as a merger, reorganization, share exchange or consolidation, or asset sale; or (iv) a complete liquidation or dissolution of the Company.

Transferability

Awards generally will be non-transferable except upon the death of a participant, although the Plan Administrator may permit a participant to transfer awards other than incentive stock options (for example, to family members or trusts for family members) subject to such conditions as the Plan Administrator may establish.

New Plan Benefits; Benefits to Named Executive Officers and Others

On July [__], 2019, the Compensation Committee approved grants of restricted stock units to certain individuals, including executive officers and non-executive employees, subject to stockholder approval of the amendments to the 2011 Plan at the Special Meeting (“Contingent RSU Grants”). If stockholders approve this Proposal 3, the Contingent RSU Grants will be made effective following the Special Meeting. If stockholders do not approve this Proposal 3 to the 2011 Plan, the Contingent RSU Grants will not be made.

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The following table sets forth (i) the number of Contingent RSU Grants, and (ii) the number of stock options, restricted stock and restricted stock unit awards that have been previously granted under the 2011 Plan to our named executive officers and the other individuals and groups indicated, as of June 26, 2019. All other future grants and awards under the 2011 Plan, which may be made to Company executive officers, directors and other employees, will be made at the discretion of the Committee and are not presently determinable.

Name and Position	Contingent RSU Grants	Prior Stock Option Awards	Prior Restricted Stock and Restricted Stock Units Awards
Daniel J. O’Connor, President, Chief Executive Officer and Director		35,000	75,000
Sara M. Bonstein, Chief Financial Officer and Chief Operating Officer		16,500	0
All current executive officers, as a group (2 persons)		51,500	75,000
All current non-employee directors, as a group (6 persons)		266,400	57,500

All non-executive officer employees (including all current officers who are not executive officers) as a group (5 persons)		126,250	15,000

No person not listed in the table above has received or is expected to receive 5% or more of the awards under the 2011 Plan. As of June 26, 2019, the closing price of our common stock on the NASDAQ Capital Market was $2.50 per share.

Certain U.S. Federal Income Tax Consequences

The following is general summary as of this date of the federal income tax consequences to us and to U.S. participants for awards granted under the 2011 Plan. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. Tax consequences for any particular individual may be different. This summary does not purport to be complete, and does not discuss state, local or non-U.S. tax consequences.

Nonstatutory Stock Options. There will be no federal income tax consequences to the optionee or to the Company upon the grant of a nonstatutory stock option under the 2011 Plan. When the optionee exercises a nonstatutory option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the stock received upon exercise of the option at the time of exercise over the exercise price, and the Company will be allowed a corresponding federal income tax deduction. Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.

Incentive Stock Options. There will be no federal income tax consequences to the optionee or to the Company upon the grant or exercise of an incentive stock option. If the optionee holds the option shares for the required holding period of at least two years after the date the option was granted and one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and the Company will be allowed a federal income tax deduction equal to such amount. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee’s alternative minimum taxable income.

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SARs. A participant receiving a SAR under the 2011 Plan will not recognize income, and the Company will not be allowed a tax deduction at the time the award is granted. When the participant exercises the SAR, the amount of cash and the fair market value of any shares of stock received will be ordinary income to the participant and the Company will be allowed a corresponding federal income tax deduction at that time.

Restricted Stock. Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, a participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock award is granted, provided that the award is nontransferable and is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the stock as of that date (less any amount he or she paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Internal Revenue Code Section 162(m). If the participant files an election under Code Section 83(b) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Code Section 83(b) election.

Restricted or Deferred Stock Units. A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a stock unit award is granted. Upon receipt of shares of stock (or the equivalent value in cash) in settlement of a stock unit award, a participant will recognize ordinary income equal to the fair market value of the stock or other property as of that date (less any amount he or she paid for the stock or property), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Cash-Based Awards. A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a cash-based award is granted (for example, when the performance goals are established). Upon receipt of cash in settlement of the award, a participant will recognize ordinary income equal to the cash received, and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Tax Withholding. The Company has the right to deduct or withhold, or require a participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including employment taxes) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the 2011 Plan.

The 2011 Plan is not subject to any of the requirements of the Employee Retirement Income Security Act of 1974, as amended. The 2011 Plan is not, nor is it intended to be, qualified under Section 401(a) of the Code.

The Board of Directors recommends that you vote “FOR” the approval of the amendments to our 2011 Plan.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth certain information regarding the beneficial ownership of our common stock of (i) each person who, to our knowledge, owns more than 5% of our common stock as of June 26, 2019, (ii) each of our directors and named executive officers (consisting of the persons described under “Executive Compensation” below), and (iii) all of our current directors and executive officers as a group. Unless otherwise indicated in the footnotes to the table below, the address of each person named in the table is: c/o OncoSec Medical Incorporated, 24 N. Main Street, Pennington, NJ 08534.

Beneficial ownership is determined and calculated in accordance with applicable SEC rules, and generally includes sole or shared voting and/or investment power with respect to securities. These rules provide that shares of our common stock subject to options, warrants, restricted stock units or other rights that are currently exercisable or exercisable or subject to vesting within 60 days after June 26, 2019 are deemed to be beneficially owned and outstanding for purposes of computing the share and percentage ownership of the person holding such options, warrants, restricted stock units or other rights, but are not deemed outstanding for computing the percentage ownership of any other person.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (No. of Shares)	Percentage Beneficially Owned (%)(1)
Directors and Named Executive Officers
Daniel J. O’Connor	[__]	[__]
Sara M. Bonstein
Margaret Dalesandro, PhD	[__]	[__]
Dr. James DeMesa	[__]	[__]
Dr. Avtar Dhillon	[__]	[__]
Punit S. Dhillon	[__]	[__]
Joon Kim	[__]	[__]
Robert Ward
All directors, nominees and current executive officers as a group (8 persons)	[__]	[__]
5% Stockholders
Alpha Holdings, Inc. (9)	1,491,000	14.0
Armistice Capital, LLC (10)	550,158	5.2
Altium Capital Management, LP (11)	952,000	9.0

* Less than 1%.

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(1)	Based on 10,616,740 shares of our common stock issued and outstanding as of June 26, 2019. Except as otherwise indicated, we believe the beneficial owners of our common stock listed in this table, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

(2)	Includes [__] shares of common stock issuable upon exercise of options currently exercisable or exercisable within [__] days after [__].

(3)	Includes [__] shares of common stock issuable upon exercise of options currently exercisable or exercisable within [__] days after [__].

(4)	Includes [__] shares of common stock issuable upon exercise of options currently exercisable or exercisable within [__] days after [__].

(5)	Includes [__] shares of common stock issuable upon exercise of options currently exercisable or exercisable within [__] days after [__].

(6)	Includes [__] shares of common stock issuable upon exercise of options currently exercisable or exercisable within [__] days after [__].

(7)	Includes [__] shares of common stock issuable upon exercise of options currently exercisable or exercisable within [__] days after [__].

(8)	Includes [__] shares of common stock issuable upon exercise of options currently exercisable or exercisable within [__] days after [__].

(9)	Based solely upon a Schedule 13D/A filed on May 30, 2019 by Alpha Holdings, Inc. (“Alpha”). Alpha beneficially owns 1,491,000 shares of our common stock and has sole dispositive power as to 1,491,000 shares of our common stock. The address of Alpha is Smilegate Tower, 8th Floor, Pangyo-ro 344, Bundang-gu, Seongnam-si, Gyeonggi-do, South Korea.

(10)	Based solely upon a Schedule 13G filed on June 3, 2019 by Armistice Capital, LLC (“Armistice”). Armistice beneficially owns 550,158 shares of our common stock and has sole dispositive power as to 550,158 shares of our common stock. The address of Armistice is 510 Madison Avenue, 7th Floor, New York, NY 10022, USA.

(11)	Based solely upon a Schedule 13G filed on May 30, 2019 by Altium Capital Management LP (“Altium”). Altium beneficially owns 952,000 shares of our common stock and has sole dispositive power as to 952,000 shares of our common stock. The address of Altium is 551 5th Avenue, 19th Floor, New York, NY 10176, USA.

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EXECUTIVE COMPENSATION

Set forth below is certain information regarding the current executive officers of the Company. Effective as of 5:00 p.m., Eastern Time, on May 20, 2019, we filed an amendment to our Articles of Incorporation with the Secretary of State of the State of Nevada to effect a 1 for 10 reverse split of our authorized and outstanding common stock. All applicable share and per share amounts reflected in this Executive Compensation section of this proxy statement have not been adjusted to reflect the reverse stock split.

Name	Position(s) with the Company	Age	Officer Since
Daniel J. O’Connor	Chief Executive Officer and President	54	November 2017
Sara M. Bonstein	Chief Financial Officer and Chief Operating Officer	38	July 2018

Summary Compensation Table

The following table sets forth the total compensation awarded to, earned by or paid to those individuals who served as our executive officers during Fiscal Year 2018, including those no longer serving as executive officers as of the end of Fiscal Year 2018.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Nonequity Incentive Plan Compensation(3)	All Other Compensation (4)	Total ($)
Punit Dhillon	2018	334,520	342,580	328,000	687,500	–	982,295	2,674,895
Former President and Chief Executive Officer (5)	2017	428,249	–	201,000	171,985	–		801,145
Richard Slansky	2018	300,000	120,000	–	180,000	–	315,014	915,014
Former Chief Financial Officer (6)	2017	299,616	–	134,000	86,869	–	–	520,485
Daniel J. O’Connor	2018	283,078	70,136	–	3,819,000	–	19,369	4,191,583
President and Chief Executive Officer (7)	–	–	–	–	–	–	–	–
Sara M. Bonstein	2018	6,731	75,000	837,500	–			919,231
Chief Financial Officer and Chief Operating Officer (8)	–	–	–	–	–	–	–	–

(1)	Reflects one-time, discretionary cash bonuses approved by the Compensation Committee on November 4, 2017.

(2)	Amounts represent the aggregate grant date fair value of stock and option awards granted during each period, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB Topic 718”). For a description of the assumptions and methodologies used to calculate these amounts, see Note 7—Stock-Based Compensation to our consolidated financial statements included in the Annual Report filed with the SEC on December 19, 2018.

(3)	Amounts reflects annual performance-based incentive awards.

(4)	Amounts include for Mr. Dhillon: severance pay ($967,470), group term life insurance, contributions to health savings account, 401(k) company match and tax preparation; for Mr. Slansky: severance pay ($300,000), group term life insurance, contributions to health savings account and 401(k) company match; and for Mr. O’Connor: health insurance, group term life insurance and board of director fees (prior to his appointment as CEO).

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(5)	Mr. Dhillon voluntarily resigned from his position as Chief Executive Officer effective as of November 7, 2017, and from his position as President, effective as of May 2, 2018. Mr. Dhillon currently serves as a director. See “Executive Officer Changes in Fiscal 2018” below.

(6)	Mr. Slansky stepped down from his position as Chief Financial Officer effective as of July 16, 2018, but remained employed by the Company until August 1, 2018.

(7)	Mr. O’Connor was appointed as the Company’s Chief Executive Officer effective as of November 7, 2017, and was appointed as the Company’s President effective as of May 2, 2018.

(8)	Ms. Bonstein was appointed Chief Financial Officer and Chief Operating Officer effective as of July 16, 2018.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information regarding equity awards held by the named executive officers as of July 31, 2018:

	Option Awards(1)						Stock Awards(2)
Name	Number of Securities Underlying Unexercised Options, Exercisable (#)		Number of Securities Underlying Unexercised Options, Not Exercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Punit S. Dhillon	100,000	(4)	—		2.02	3/4/2026	—		—
	314,583	(5)	—		1.29	12/14/2026	—		—
	150,000	(6)	—		1.34	3/29/2027	—		—
	250,000	(7)	—		1.32	11/04/2027	—		—
	300,000	(8)	—		1.64	2/08/2028	—		—

Richard B. Slansky	50,000	(4)	10,000	(4)	2.02	10/30/2018	—		—
	72,656	(5)	39,844	(5)	1.29	10/30/2018	—		—
	43,750	(6)	31,250	(6)	1.34	10/30/2018	—		—
	41,667	(7)	58,333	(7)	1.32	10/30/2018	—		—
	29,167	(9)	70,833	(8)	1.47	10/30/2018	—		—

Daniel J. O’Connor	83,333	(10)	16,667	(9)	1.08	9/07/2027	—		—
	250,000	(11)	750,000	(10)	1.25	11/07/2027	—		—
	1,000,000	(12)	—		1.25	11/07/2027	—		—
	250,000	(13)	250,000	(12)	1.25	11/07/2027	—		—
	72,917	(14)	177,083	(13)	1.47	5/03/2028	—		—

Sara M. Bonstein	—		—		—	—	273,437	(15)	339,062

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(1)	Except as otherwise noted, all option awards reflect stock options granted under the 2011 Plan that vest as follows: 25% of the shares subject to the award vested on the date of grant and 1/36th of the remaining 75% of the shares subject to the award will vest on each of the 36 monthly anniversaries of the date of grant, subject to continuing service by the named executive officer on each vesting date. Additionally, the stock options may vest immediately upon a corporate transaction or change in control, as defined in the 2011 Plan.

(2)	Except as otherwise noted, all stock awards reflect restricted stock units granted under the 2011 Plan that vest in full on the three-year anniversary of the date of grant. Additionally, the restricted stock units may vest immediately upon a corporate transaction or change in control, as defined in the 2011 Plan.

(3)	Determined by multiplying the unvested portion of the stock awards by $1.24, the closing price of our common stock on July 31, 2018.

(4)	Represents an option award granted on March 4, 2016.

(5)	Represents an option award granted on December 14, 2016.

(6)	Represents an option award granted on March 29, 2017.

(7)	Represents an option award granted on November 4, 2017.

(8)	Represents an option award granted on February 8, 2018.

(9)	Represents an option award granted on May 3, 2018.

(10)	Represents an option award granted on September 7, 2017.

(11)	Represents an option award granted outside of the 2011 Plan on January 12, 2018. The options fully vested on the date of grant.

(12)	Represents an option award granted outside of the 2011 Plan on January 12, 2018. The options vest over a two-year period from the date of grant.

(13)	Represents an option award granted outside of the 2011 Plan on January 12, 2018. 250,000 options vested on the date of the Company’s achievement of 100% enrollment in the first cohort of its PISCES/KEYNOTE-695 study and 250,000 option vest in one installment on the one-year anniversary of the date of achievement of such enrollment.

(14)	Represents an option award granted on May 3, 2018.

(15)	Represents a restricted stock unit award granted outside of the 2011 Plan on July 16, 2018.

Compensation Matters

Executive Officer Changes and Related Employment Agreements

Effective November 7, 2017, (i) Mr. Dhillon voluntarily resigned as our Chief Executive Officer, but continued to serve as our President and as a director on our Board, and (ii) Mr. O’Connor, one of our existing directors, was appointed as our Chief Executive Officer. In connection with these appointments, we entered into executive employment agreements with Mr. Dhillon, for his continued role as our President, and Mr. O’Connor, for his new role as our Chief Executive Officer.

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Effective May 2, 2018, the Board of Directors determined to consolidate the roles of Chief Executive Officer and President, with Mr. O’Connor serving as both. Mr. Dhillon stepped down as our President, but remained as a director on our Board. The Company and Mr. Dhillon entered into a separation agreement that triggered severance benefits under his employment agreement.

A description of Mr. O’Connor’s employment agreement is set forth under “Employment Agreements” below.

Financial Officer Changes and Related Employment Agreements

Effective July 16, 2018, (i) Mr. Slansky stepped down as our Chief Financial Officer, and (ii) Ms. Bonstein, was appointed as our Chief Financial and Operations Officer. In connection with this appointment, we entered into an executive employment agreement with of Ms. Bonstein for her new role as our Chief Financial and Operations Officer. A description of Ms. Bonstein’s agreement is set forth under “Employment Agreements” below.

Cash Bonuses

On November 7, 2017, the Compensation Committee approved one-time, discretionary cash bonus awards to certain of our employees and consultants, including our named executive officers, as follows: (i) Mr. Dhillon received a cash bonus of $171,380; (ii) Mr. Slansky received a cash bonus of $90,000.

Equity Awards

The named executive officers received grants of equity award in Fiscal Year 2018 as described below.

Daniel J. O’Connor

On September 7, 2017, Mr. O’Connor was granted 100,000 stock options. The stock options vest in 12 equal monthly installments, with the first 1/12th of such shares vesting on the first monthly anniversary of the date of grant.

On November 7, the Compensation Committee approved the grant of 2,500,000 stock options to Mr. O’Connor, contingent on stockholder approval. 1,000,000 of the options vested on approval of the options by the Company’s stockholders on January 12, 2018, 1,000,000 of the options vest in equal monthly installments over 24 months following the grant date, and 500,000 vest based on achievement of a performance condition relating to successful enrollment of a clinical trial.

On May 3, 2018, Mr. O’Connor was granted 250,000 stock options. 25% of the stock options were vested on the grant date, and the remaining 75% vest in 36 equal monthly increments, beginning on the first monthly anniversary of the grant date.

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Punit S. Dhillon

On November 4, 2017, the Compensation Committee approved the grant of 250,000 stock options to Mr. Dhillon, contingent of stockholder approval of an amendment to the 2011 Plan to increase the available shares. 25% of the options vested on stockholder approval of the amendment to the 2011 Plan on January 12, 2018, and the remaining 75% vest in 36 equal monthly increments, beginning on the first monthly anniversary of the grant date.

On February 8, 2018, Mr. Dhillon was granted 300,000 stock options and 200,000 restricted stock units. 25% of the stock options vested on the grant date, and the remaining 75% to vest in 36 equal monthly increments, beginning on the first monthly anniversary of the grant date. The restricted stock units vest in 12 equal monthly increments, with the first 1/12th vesting on the first monthly anniversary of the grant date.

Richard B. Slansky

On November 4, 2017, the Compensation Committee approved the grant of 100,000 stock options to Mr. Slansky, contingent of stockholder approval of an amendment to the 2011 Plan to increase the available shares. 25% of the options vested on stockholder approval of the amendment to the 2011 Plan on January 12, 2018, and the remaining 75% vest in 36 equal monthly increments, beginning on the first monthly anniversary of the grant date.

On May 3, 2018, Mr. Slansky was granted 100,000 stock options. 25% of the stock options 25% were vested on the grant date of May 3, 2018, and the remaining 75% vest in 36 equal monthly increments, beginning on the first monthly anniversary of the grant date.

Sara M. Bonstein

On July 16, 2018, Ms. Bonstein was granted 625,000 restricted stock units. 312,500 of the RSUs vested on July 16, 2018, and the remaining 312,500 RSUs vest in equal quarterly installments over the two years following the grant date.

Employment Agreements

The following provides descriptions of the employment agreements currently in effect for each of our named executive officers.

Daniel J. O’Connor

On November 7, 2017, we entered into an executive employment agreement with Mr. O’Connor, our Chief Executive Officer. The employment agreement provides for the following, among other things:

●	An initial term of three years, subject to certain provisions for automatic renewals thereafter;

●	An initial annual base salary of $400,000 in cash; provided that, subject to certain conditions as described in Mr. O’Connor’s employment agreement, Mr. O’Connor may elect on an annual basis to receive all or a portion of such salary in the form of shares of our common stock;

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●	As a one-time grant in connection with his appointment as Chief Executive Officer, an appointment stock option award to purchase up to 2,000,000 shares of our common stock, which is subject to vesting over the 24 months following the date of grant;

●	A performance stock option award to purchase up to 500,000 shares of our common stock, which is subject to vesting as to 250,000 of such shares on the date of achievement of 100% enrollment in the first cohort in the PISCES study and as to the remaining 250,000 of such shares in one installment on the one-year anniversary of the date of achievement of such enrollment;

●	Eligibility to receive an annual performance-based bonus, payable in cash or shares of our common stock at the our election, in a target amount of 50% of Mr. O’Connor’s then-current annual base salary;

●	Eligibility to receive additional equity awards at the discretion of the Board or a committee thereof;

●	If Mr. O’Connor is terminated other than for cause, if we fail to renew the O’Connor Employment Agreement after the end of the initial term, or if Mr. O’Connor terminates his employment with us for good cause, then he will be entitled to receive severance compensation of (i) if such termination occurs at least six months but less than 12 months after the commencement date of his employment, cash payments equal to 1/2 of Mr. O’Connor’s then-current annual base salary and annual performance-based bonus plus six months’ of medical and dental COBRA premiums; (ii) if such termination occurs at least 12 months but less than 24 months after the commencement date of his employment, cash payments equal to Mr. O’Connor’s then-current annual base salary and annual performance-based bonus plus 12 months’ of medical and dental COBRA premiums; or (iii) if such termination occurs at least 24 months after the commencement date of his employment, cash payments equal to twice the amount of Mr. O’Connor’s then-current annual base salary and annual performance-based bonus plus 24 months’ of medical and dental COBRA premiums;

●	Certain additional benefits, including reimbursement of certain income tax return preparation fees and other benefits customarily made available to our other senior employees.

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Sara M. Bonstein

Effective July 16, 2018, we entered into an employment agreement with Sara M. Bonstein, our Chief Financial and Operations Officer. The employment agreement provides for the following, among other things:

●	An initial term of three years, subject to certain provisions for automatic renewals thereafter;

●	An initial annual base salary of $350,000, provided that, subject to certain conditions, Ms. Bonstein may elect on an annual basis to receive all or a portion of such salary in the form of shares of the Company’s common stock;

●	A cash sign-on bonus in the amount of $75,000. If Ms. Bonstein is terminated for cause or if Ms. Bonstein terminates her employment other than for good reason within 12 months after the commencement date of her employment, Ms. Bonstein will be required to repay the sign-on bonus to the Company;

●	A one-time inducement grant of 625,000 restricted stock units convertible into shares of the Company’s common stock. The units vest as follows: 312,500 units vested on July 16, 2018, and the remaining 312,500 units vest in equal quarterly installments over the 24 months following the date of grant;

●	Eligibility to receive an annual performance-based bonus, payable in cash or shares of the Company’s common stock at the Company’s election, in a target amount of 40% of Ms. Bonstein’s then-current annual base salary;

●	Eligibility to receive additional equity awards at the discretion of the Board or a committee thereof.

●	If Ms. Bonstein is terminated other than for cause or if Ms. Bonstein terminates her employment with the Company for good reason, then she will be entitled to receive severance compensation from the Company of (i) if such termination occurs at least six months but less than 12 months after the commencement date of her employment, cash payments equal to 1/2 of Ms. Bonstein’s then-current annual base salary and annual performance-based bonus plus six months’ of medical and dental COBRA premiums; and (ii) if such termination occurs at least 12 months after the commencement date of her employment, cash payments equal to Ms. Bonstein’s then-current annual base salary and annual performance-based bonus plus 12 months’ of medical, vision, and dental COBRA premiums.

Other Elements of Compensation

Health and Welfare Plans

Our executive officers are eligible to participate in our employee benefit plans, including our health and welfare plans, on the same basis as our other employees.

401(k) Plan

We currently maintain a defined contribution savings plan pursuant to Section 401(k) of the Code. The plan is for the benefit of all qualifying employees, including our executive officers, and permits voluntary contributions by employees of up to 100% of eligible compensation, subject to maximum limits imposed by the Internal Revenue Service. The terms of the plan allow for discretionary employer contributions, and we currently match 100% of each employee’s contributions, up to a maximum of 3% of such employee’s annual compensation.

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DIRECTOR COMPENSATION

Director Compensation Policy

The Board determines the form and amount of director compensation after its review of recommendations made by the Compensation Committee. Under our director compensation policy, our directors are compensated as follows:

●	Directors who are also employees of our Company do not receive any separate compensation for their service as directors, except that all directors receive reimbursement for reasonable out-of-pocket expenses incurred in attending Board or Board committee meetings or otherwise in connection with performance of their duties as directors;

●	All non-employee directors receive annual cash compensation of $50,000 for services as a director, including services on all committees of the Board except as described below; and

●	The Chairman of the Board receives additional annual cash compensation of $120,000 for services in such capacity.

Director Compensation Table

Effective as of 5:00 p.m., Eastern Time, on May 20, 2019, we filed an amendment to our Articles of Incorporation with the Secretary of State of the State of Nevada to effect a 1 for 10 reverse split of our authorized and outstanding common stock. All applicable share and per share amounts reflected in this Director Compensation section of this proxy statement have not been adjusted to reflect the reverse stock split. The following table provides information about the compensation of our non-employee directors for Fiscal Year 2018:

	No. of Shares Subject to Eligible Stock Options Exchanged
Name(1)	Fees Earned or Paid in Cash ($)	Option Awards ($)(2)(3)	Total ($)
Dr. Avtar Dhillon	170,000	371,000	541,000
Dr. Anthony Maida	37,500	-	37,500
Dr. James DeMesa	50,000	53,000	103,000
Annalisa M. Jenkins	20,833	62,000	82,833
Gregory T. Mayes	27,717	127,000	154,717

(1)	As of July 31, 2018, the number of shares subject to all outstanding option awards and stock awards held by our non-employee directors were as follows:

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Director	Number of Shares Subject to Option Awards	Number of Shares Subject to Stock Awards
Dr. Avtar Dhillon	647,916	-
Dr. James DeMesa	176,500	-
Gregory T. Mayes	100,000	-

(2)	Amounts represent the aggregate grant date fair value of option awards granted during each period, computed in accordance with FASB Topic 718. For a description of the assumptions and methodologies used to calculate these amounts, see Note 7—Stock-Based Compensation to our consolidated financial statements included in the Annual Report filed with the SEC on December 19, 2018.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The current members of our Compensation Committee are Avtar Dhillon, Robert Ward, James DeMesa, and Margaret Dalesandro as of the date of this proxy statement, none of our Compensation Committee members is or has been an officer or employee of the Company, nor has any member of our Compensation Committee had any relationship with the Company requiring further disclosure.

During the last fiscal year, none of our executive officers served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, whose executive officers either served as a member of our Compensation Committee or our Board of Directors.

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ADDITIONAL INFORMATION

Stockholder Proposals for Our Next Annual Meeting of Stockholders

The submission deadline for stockholder proposals to be included in our proxy materials for our next annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act is July 31, 2019. We suggest that stockholders submit any stockholder proposal by certified mail, return receipt requested. All such proposals must be in writing and sent to our Secretary at the address of our principal executive offices, and must otherwise comply with Rule 14a-8 in all respects.

In addition, under our bylaws, director nominees and other proposals may be presented at an annual meeting of stockholders only by or at the direction of the Board or by a stockholder who has given us timely written notice of the nomination or proposal. To be timely for our 2019 annual meeting of stockholders, (i) in the case of a stockholder seeking inclusion of a proposal (but not a director nominee) in our proxy materials, the stockholder’s notice must be delivered to or mailed and received by our Secretary at the address of our principal executive offices not less than 120 days or more than 180 days prior to the first anniversary date of the date on which the Company first mailed its proxy materials for the 2018 Annual Meeting. Therefore, in order to be considered timely for presentation at our 2019 annual meeting of stockholders, OncoSec must have received notice of such stockholder proposal no sooner than May 6, 2019 and no later than July 5, 2019. A stockholder’s notice must set forth, as to each director nominee or other proposal the stockholder proposes to bring before the meeting, all of the information required by our bylaws. Stockholders may obtain more information about these notice requirements by referencing a copy of our bylaws contained in the filings we make with the SEC, which are available through our website at www.oncosec.com or through the SEC’s website at www.sec.gov.

We will not entertain any director nominations or other proposals at our 2019 annual meeting of stockholders that do not meet the requirements set forth in our bylaws. Further, if we comply and the stockholder does not comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such stockholder proposal or director nominee.

Other Business at the Special Meeting

The Board of Directors is not aware of any matter to be presented at the Special Meeting that is not listed on the Notice of Special Meeting of Stockholders and discussed in this Proxy Statement. If other matters should properly come before the Special Meeting, the persons named in the accompanying proxy intend to vote all proxies in accordance with the recommendation of the Board or, if no such recommendation is given, in their own discretion.

By order of the Board of Directors,

/s/ Daniel J. O’Connor
Daniel J. O’Connor
Chief Executive Officer and President

Pennington, NJ

July 12, 2019

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Appendix A

FORM OF

CERTIFICATE OF AMENDMENT TO

ARTICLES OF INCORPORATION

OF

ONCOSEC MEDICAL INCORPORATED

(Pursuant to NRS 78.385 and 78.390)

Pursuant to the provisions of the Nevada Revised Statutes, Chapter 78, the undersigned officer does hereby certify:

FIRST:	That the name of the Corporation is OncoSec Medical Incorporated (the “Corporation”).

SECOND:	That the directors of the Corporation unanimously adopted a resolution on May 30, 2019 which resolution approved an amendment to the Corporation’s Articles of Incorporation (the “Articles”), subject to stockholder approval in accordance with NRS 78.390.

THIRD:	That the stockholders of the Corporation have approved the following amendment to the Articles pursuant to NRS 78.385 and NRS 78.390, such amendment to become effective immediately upon filing with the Nevada Secretary of State:

Article 3 of the Corporation’s articles of incorporation is amended to read in full as follows:

3. Shares:

The Corporation is authorized to issue 2 classes of stock designated, respectively, “Common Stock” and “Preferred Stock.” The number of shares of Common Stock this Corporation is authorized to issue is 45,000,000 (par value per share equal to $0.0001), and the number of shares of Preferred Stock this Corporation is authorized to issue is 5,000,000 (par value per share equal to $0.0001).

The following is a statement of the rights, preferences, privileges and restrictions granted to or imposed upon each class of shares of the capital stock of the Corporation and the holders thereof.

A. COMMON STOCK

1. General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, preferences, privileges and restrictions of the holders of the Preferred Stock, if any, as determined by the Board of Directors pursuant to Subsection (B) below with respect to any series of Preferred Stock.

2. Voting. The holders of the Common Stock are entitled to 1 vote for each share of Common Stock held at all meetings of stockholders (and written actions in lieu of meetings); provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on the prescription, issuance or reissuance of any series of Preferred Stock by the Corporation pursuant to Subsection (B) below, whether pursuant to an amendment to the articles of incorporation, the filing of a certificate of designation, or otherwise, or on any amendment to the articles of incorporation, or any certificate of designation, that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such series of Preferred Stock are entitled, either separately or together with the holders of one or more other series of Preferred Stock, to vote thereon pursuant to the articles of incorporation, a certificate of designation, applicable law or otherwise.

3. Authorization of Additional Shares. The Corporation shall from time to time take all necessary action to amend the articles of incorporation to increase the authorized number of the shares of its Common Stock, to the minimum extent indicated, if at any time the number of shares of Common Stock remaining unissued and available for issuance shall not be sufficient to permit the conversion of any Preferred Stock or the exercise of options for Common Stock granted by the Corporation. No stockholder shall be entitled to vote with regard to, and no vote of stockholders shall be required with regard to, any amendment of the articles of incorporation adopted pursuant to the preceding sentence.

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B. PREFERRED STOCK

1. Issuance and Reissuance. Preferred Stock may be issued from time to time in one or more series, each of such series to consist of such number of shares and to have such rights, privileges, preferences and restrictions as stated or expressed in the resolution prescribing such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law or by the terms of any series of Preferred Stock.

2. Blank Check Preferred Stock. Authority is hereby expressly granted to the Board of Directors from time to time to prescribe one or more series of Preferred Stock, and in connection with the prescription of any such series, by resolution to designate and to fix the number of shares of any such series and to determine and fix such voting powers, full or limited, or no voting powers, and such other rights, privileges, preferences, designations, limitations and restrictions of any wholly unissued series, including, without limitation thereof, dividend rights, special voting rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolution, all to the full extent now or hereafter permitted by Chapter 78 of the Nevada Revised Statutes or any successor thereto. Upon the Board of Directors’ prescription of any such series of Preferred Stock, an officer of the Corporation must file a certificate of designation to establish such series of Preferred Stock as provided by law. Without limiting the generality of the foregoing, and subject to the rights of any series of Preferred Stock then in existence, the resolution prescribing any series of Preferred Stock may provide that particular rights or preferences of such series shall be superior to or rank equally with or be junior to the corresponding rights or preferences of any other series of Preferred Stock to the full extent now or hereafter permitted by Chapter 78 of the Nevada Revised Statutes or any successor thereto. The Board of Directors, within any limits stated in the resolution of the Board of Directors originally prescribing the number of shares constituting any series of Preferred Stock, may increase or decrease (but not below the number of shares of such series then outstanding) the number of authorized shares of such series subsequent to the issue of shares of that series; if such increase or decrease is the only amendment being effected, no stockholder shall be entitled to vote with regard to, and no vote of stockholders (of any class and/or series) shall be required with regard to, any amendment of certificate of designation approved pursuant to this sentence.

IN WITNESS WHEREOF, this Certificate of Amendment to the Articles of Incorporation of OncoSec Medical Incorporated, is executed as of August [__], 2019.

Daniel J. O’Connor
Chief Executive Officer and President

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Appendix B

AMENDMENT TO THE
ONCOSEC MEDICAL INCORPORATED

2011 EQUITY INCENTIVE PLAN

This Amendment to the OncoSec Medical Incorporated 2011 Equity Incentive Plan (the “Plan”), has been adopted by the Board of Directors (the “Board”) and approved by the stockholders of OncoSec Medical Incorporated (the “Company”), to be effective as of [__], 2019.

1. Section 3(a) of the Plan is hereby amended to (i) reflect the Company’s 1-for-10 reverse stock split, effective May 20, 2019 (the “Reverse Stock Split”), (ii) increase the shares reserved for issuance under the Plan (post-Reverse Stock Split) from 750,000 to [__], and (iii) increase the limit on the maximum number of shares that may be added to the shares reserved for issuance under the Plan pursuant to the annual “evergreen” provision (post-Reverse Stock Split) from 100,000 to 1,000,000 (the “Evergreen Provision”). Accordingly Section 3(a) of the Plan is hereby deleted in its entirety and replaced with the following:

“3. Stock Subject to the Plan

(a)	Subject to the provisions of Section 10, below, the maximum aggregate number of Shares which may be issued pursuant to all Awards (including Incentive Stock Options) is [__] Shares. Commencing with the first business day of each calendar year beginning with 2020, and continuing on an annual basis, Shares available for issuance under the Plan shall be increased by one million (1,000,000) Shares. The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.”

2. Except as specifically set forth herein, the terms of the Plan shall be and remain unchanged, and the Plan as amended shall remain in full force and effect.

The foregoing is hereby acknowledged as being the Amendment to the OncoSec Medical Incorporated 2011 Equity Incentive Plan, as adopted by the Board on [__], 2019, and approved by the Company’s stockholders on [__], 2019.

ONCOSEC MEDICAL INCORPORATED

By:
Name:
Title:

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